EXHIBIT 10.7.3

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT,

MARKED BY *****, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

FIFTH AMENDMENT TO

EMPLOYMENT AGREEMENT

BETWEEN

REGIONAL MANAGEMENT CORP. AND C. GLYNN QUATTLEBAUM

This Fifth Amendment to Employment Agreement (“Amendment”) is made and entered into this 8th day of October, 2012, by and between C. Glynn Quattlebaum (“Employee”) and Regional Management Corp., a Delaware corporation (“Corporation”).

W I T N E S S E T H

WHEREAS, the Employee and the Corporation entered into an Employment Agreement dated March 21, 2007, as amended (“Agreement”); and

WHEREAS, the Employee and the Corporation desire to amend the Agreement effective January 1, 2012.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 2.4(b) of the Agreement shall be amended and restated in its entirety effective January 1, 2012 to read as follows:

(b) Bonus. At the beginning of each calendar year during the Employment Period in connection with the Board’s approval of the Company’s annual plan for that calendar year, the Board shall establish and communicate to Employee performance criteria for the Company and/or Employee and one or more objective formula(s) for determining Employee’s bonus payment (the “Bonus”) for that calendar year. The performance criteria and objective formulas for the 2012 calendar year are set forth in Exhibit A hereto. If Employee is employed by the Corporation on the last day of the applicable calendar year, Employee will be entitled to receive a Bonus in an amount determined in accordance with such objective formula(s) set by the Board based on the actual performance of the Company and/or Employee relative to the performance criteria established by the Board for that year. The formulas shall include an aggregate “Target Bonus” for any given calendar year equal to forty-six and three fifths percent (46.6%) of the Employee’s salary in effect at the beginning of that calendar year. Any Bonus due to

Employee pursuant to this Section 2.4(b) shall be paid in cash in a lump sum within 15 calendar days after the completion of the year-end audited financial statements for the applicable calendar year, and in no event later than March 14 of the calendar year following the applicable calendar year. Unless otherwise addressed under Section 2.7, Bonus entitlement vests and is fully payable if Employee is employed by the Corporation on the last day of the applicable calendar year, even if Employee is no longer employed at the time the Bonus is scheduled to be paid.

2.	Exhibit A of the Agreement shall be amended and restated in its entirety effective January 1, 2012 to read as follows:

Exhibit A

Performance Targets and Bonus Formulas for Calendar Year 2012

This Exhibit A sets forth the performance targets and formulas for calculating Employee’s calendar year 2012 Bonus if Employee remains employed by the Corporation on the last day of calendar year 2012. The 2012 Bonus is divided into five components. Each component is subject to satisfaction of its own financial test set forth below. The total Bonus may include all, some, one or none of the components depending on whether the financial tests for the different components are met for calendar year 2012:

(i) If the Corporation’s Net Income From Operations for calendar year 2012 is (A) equal to or greater than 90% but less than 100% of the Target Net Income From Operations for 2012, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied by a fraction, the numerator of which is equal to the Corporation’s Net Income From Operations for 2012 expressed as a percentage of the Target Net Income From Operations for 2012 minus 90%, and the denominator of which is equal to 10%; and (B) equal to or greater than 100% of the Target Net Income From Operations for 2012, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied a fraction, the numerator of which is equal to the Corporation’s Net Income From Operations for 2012 expressed as a percentage of the Target Net Income From Operations for 2012, and the denominator of which is equal to 100%; provided, however, that the award earned on account of the Corporation’s Net Income From Operations shall not exceed 33% of the Target Bonus;

(ii) If the Corporation’s average monthly Net Finance Receivables for the year ending December 31, 2012 are equal to or greater than 100% of the Target Net Finance Receivables, Employee will be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied a fraction, the numerator of which is equal to the Corporation’s Net Finance Receivables for 2012 expressed as a percentage of the Target Net Finance Receivables for 2012, and the denominator of which is equal to 100%; provided, however, that the award earned on account of the Corporation’s Net Finance Receivables shall not exceed 14.63% of the Target Bonus;

(iii) If the Corporation’s Total General and Administrative Expense Percentage for calendar year 2012 is equal to or less than 100% of the Target Total General and Administrative Expense Percentage for 2012, Employee will be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Total General and Administrative Expense Percentage for 2012 expressed as a percentage of the Target Total General and Administrative Expense Percentage for 2012; provided, however, that the award earned on account of the Corporation’s Total General and Administrative Expense Percentage shall not exceed 14.63% of the Target Bonus;

(iv) If the Corporation’s Net Loans Charged Off for calendar year 2012 are equal to or less than 100% of the Target Net Loans Charged Off for 2012, Employee will be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Net Loans Charged Off for 2012 expressed as a percentage of the Target Net Loans Charged Off for 2012; provided, however, that the award earned on account of the Corporation’s Net Loans Charged Off shall not exceed 14.63% of the Target Bonus; and

(v) If the Corporation’s Total Debt/EBITDA for calendar year 2012 is (A) greater than 100% of the Target Total Debt/EBITDA for 2012 but less than 110% of the Target Total Debt/EBITDA for 2012, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied by a fraction, the numerator of which is equal to the difference between 110% and the Corporation’s Total Debt/EBITDA for 2012 expressed as a percentage of the Target Total Debt/EBITDA for 2012 and the denominator of which is equal to 10%; and (B) if the Corporation’s Total Debt/EBITDA for calendar year 2012 is equal to or less than 100% of the Target Total Debt/EBITDA for 2012, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Total Debt/EBITDA for 2012 expressed as a percentage of the Target Total Debt/EBITDA for 2012; provided, however, that the award earned on account of the Corporation’s Total Debt/EBITDA shall not exceed 33% of the Target Bonus.

Capitalized terms used in this Exhibit A and not defined elsewhere in the Agreement have the definitions set forth below.

(a) “Consolidated”: as it applies to the Corporation, the Corporation and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.

(b) “GAAP”: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis. All amounts determined in accordance with GAAP shall be reviewed by the Corporation’s outside CPA firm.

(c) “Net Finance Receivables”: at any date, the Consolidated net finance receivables of the Corporation (prior to any allowance for loan losses and net of unearned interest and fees), determined in accordance with GAAP.

(d) “Net Income From Operations”: for any period, the Consolidated net income from operations of the Corporation, determined in accordance with GAAP.

(e) “Net Loans Charged Off”: for any period, the Consolidated aggregate amount of loans charged off net of recoveries (prior to allowances and net of unearned interest and fees) of the Corporation, determined in accordance with GAAP.

(f) “Plan” means the 20121 Annual Plan for the Corporation approved by the Board at its January 11, 2012 meeting.

(g) “Target Net Finance Receivables”: the target amount of average Net Finance Receivables for the year ending December 31, 2012 set forth in the Plan by the Board ($***** for 2012).

(h) “Target Net Income From Operations”: the target amount of Net Income From Operations for calendar year 2012 set forth in the Plan by the Board ($***** for 2012).

(i) “Target Net Loans Charged Off”: the target amount of Net Loans Charged Off for calendar year 2012 set forth in the Plan by the Board (*****% for 2012).

(j) “Target Total Debt/EBITDA”: the target amount of Total Debt/EBITDA for calendar year 2012 set forth in the Plan by the Board (*****x for 2012).

(k) “Target Total General and Administrative Expense Percentage”: the target Total General and Administrative Expense Percentage for calendar year 2012 set forth in the Plan by the Board (*****% of total revenue, based on plan revenues of $***** for 2012).

(l) “Total Debt/EBITDA”: for any period, the ratio of the total debt of the Corporation (representing the average senior debt for the year plus the ending balance of other outstanding net debt at the end of year) to the Corporation’s earnings before interest, taxes, depreciation and amortization, each determined in accordance with GAAP.

(m) “Total General and Administrative Expense Percentage”: for any period, the Consolidated total general and administrative operating expenses of the Corporation divided by the total revenue of the Corporation, in each case determined in accordance with GAAP and expressed as a percentage.

Illustration: Solely for purposes of illustrating the calculation of the Bonus contemplated in this Exhibit A, if the Company’s (i) Net Income From Operations for calendar year 2012 is 98% of Target Net Income From Operations for that year, (ii) Net Finance Receivables for the year ending December 31, 2012 are 102% of Target Net Finance Receivables for that year, (iii) the Total General and Administrative Expense Percentage for calendar year 2012 is 88% of the Target Total General and Administrative Expense Percentage for that year, (iv) Net Loans Charged Off for calendar year 2012 are 102% of Target Net Loans Charged Off for that year, and (v) Total Debt/EBITDA for calendar year 2012 is 98% of Target Total Debt/EBITDA, then the Bonus would be (24% + 13.57% + 14.63% + 0% + 30.6%) of $202,892.72 or $167,995.17.

3.	The parties hereby agree that the Agreement will continue to be in full force and effect as modified by the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EMPLOYEE:

/s/ C. Glynn Quattlebaum
C. GLYNN QUATTLEBAUM

CORPORATION:

REGIONAL MANAGEMENT CORP.

By:	/s/ Thomas F. Fortin
Title: CEO

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